LEASE
1. PARTIES
This lease, dated March 10, 2006, is made by and between The Spicer LLLP.,
(hereinafter called "Lessor"), and Siricomm Inc., a Delaware corporation, its subsidiaries and affiliates, with its principal offices at Joplin, Missouri,
(hereinafter called "Lessee").

2. PREMISES
In consideration of the mutual covenants and agreements set forth herein, Lessor leases to Lessee and Lessee leases from Lessor, for the rental and on the terms and conditions hereinafter set forth, certain real property situated in the City of Joplin, County of Newton, State of Missouri, with the address of 4710 East
32nd Street 64804, and described as approximately 5,490 square feet, including adequate parking, to be used for general office. Said real property, including the land and all easements, tenements, improvements and appurtenances therein, is herein called "the premises."

3. TERM
The term of this lease shall be for three (3) years, commencing on March 10,2006 and ending on March 9,2009 unless terminated sooner by either party under the terms of this lease.

4. USE
Lessee shall not occupy or use, or permit any portion of the premises to be occupied or used, for any business or purpose other than general office use.

5. RENT
Base Rent
Except as provided herein, Lessee's obligation to pay rent shall commence on the commencement date, payable in advance on the tenth (10th) day of the month during the term at the following address of Lessor: P.O. Box 338, Neosho,
Missouri, 64850, or such other address as may be designated by Lessor. Lessee hereby covenants and agrees to pay Lessor, or assigns, the total sum of one hundred-fourteen thousand dollars ($114,000.00) payable as follows: First month of ($3000.00) and last month's of ($3,500.00) payable at lease signing, and nine
(9) monthly payments of ($3,000.00) beginning on June 10, 2006, followed by twenty-three (23) monthly payments of ($ 3,500.00) beginning on March 10, 2007.
Rent shall be prorated for the fraction of a month, when applicable, based on the number of days within the fractional month.

6. QUIET ENJOYMENT
Lessor hereby warrants that Lessor has the right to lease the premises to Lessee and that the individuals executing this lease are fully authorized to and legally capable of executing this lease on behalf of Lessor. Lessor covenants that Lessee shall, while Lessee is not in default of the terms of this lease, peaceably and quietly hold and enjoy the premises for the lease term, without interference or hindrance from Lessor or persons claiming by or through Lessor.
Lessor and Lessee agree, at the request of either party, concurrently with the execution of this

lease, they shall execute a memorandum of this lease suitable for recording, which at the option of either parry may be recorded.

7. LESSOR'S ACCESS TO THE PREMISES
Provided that the exercise of such rights does not unreasonably interfere with
Lessee's use or occupancy of the premises, Lessor shall have the right to enter the premises at reasonable times during normal business hours and upon reasonable advance notice to Lessee (except in the case of emergency) for the purpose of making alterations, repairs or improvements to the premises, or to show the premises to prospective lessees, and for other reasonably related and lawful purposes.

8. COMPLIANCE WITH LAWS
During the term of this lease, Lessor shall, at Lessor's sole cost and expense, promptly comply with any and all present applicable laws, ordinances, rules, regulations, orders, and covenants, whether promulgated by state, federal, municipal or any other agency or body having jurisdiction over the premises.
Lessor shall perform, or cause to be performed, any alterations, repairs, improvements or replacements related to the use, condition or occupancy of the premises, including but not limited to current laws relating to design, construction, energy conservation, environmental, fire, health, and safety laws.
Future changes in Laws. Lessor shall be responsible for compliance with future changes in laws relating to its property and building including changes related to the roof and roofing, exterior building walls building structure, structural elements and equipment, including exterior and interior load bearing walls, foundation, glass, doors, heating, ventilating and air conditioning systems, plumbing systems and electrical systems. Lessee shall be responsible for compliance with laws only for the interior of the premises when the changes are initiated by Lessee, changes in non load-bearing walls and components, Lessee's floor plan, or, Lessee's furniture and fixtures. Should Lessor fail to comply with any such laws, rules or regulations, Lessee may, at its option, make any such repairs, alterations or replacements and reduce the rental due hereunder in the amount of the cost incurred by Lessee.

9. ALTERATIONS AND FIXTURES
Lessee shall not, except with Lessor's prior written consent, which shall not be unreasonably withheld or delayed, make or cause to be made any major or alterations, decorations, additions or improvements to the premises. It is further understood and agreed by and between the parties hereto that if Lessee installs furniture, fixtures or other equipment with the written consent of
Lessor, the furniture, fixtures or other equipment may be detached and removed by Lessee at the expiration of this lease, by the lapse of time or otherwise, provided the rent or other charges upon Lessee are fully paid. All damage caused by such removal shall be repaired by Lessee. The Lessee will be allowed to remodel the premises during the initial two months of the lease term. The Lessor requires the Lessee to provide detailed plans for the remodeling that is to be done. Further, the Lessor requires the Lessee to provide lien waivers from all contractors, subcontractors, and material suppliers immediately on completion of the remodeling

build-out. Such lien waivers must be delivered to the Lessor at the above mentioned address on or before June 10, 2006.

10. END OF TERM HOLDOVER
If Lessee remains in possession of the premises at the expiration of the term, or any renewal thereof, Lessee shall be deemed to be occupying the premises as a
Lessee from month to month, at the same monthly rental that applied during the last month of the term or any renewal term. In the event of a holdover, Lessee's occupancy of the premises shall be subject to all other provisions of this lease, but only as they are applicable to a month-to-month tenancy.

11. SERVICES
Lessor's Obligations: In addition to providing the plumbing, electrical, heating, ventilating and air conditions systems in good working order and condition, Lessor shall, at its own cost and expense, provide to Lessee the following services:
Gas electricity, water and sewer. Lessee shall pay any required utility deposits and pay the costs of utilities consumed at the premises.
(for example, janitorial, electricity, gas, trash removal, security, water, elevator, snow removal, landscaping)
Lessee's Obligations: Lessee shall, at its own cost and expense, be responsible for procuring the following services:
Janitorial, trash removal, snow removal, lawn maintenance, parking lot cleaning, and security. Lessee shall pay the costs of utilities consumed at the premises.
Lessor reserves the right to stop any service or utility system, required to be provided by Lessor, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Lessor shall exercise reasonable diligence to eliminate the cause thereof. Except in the case of emergency repairs, Lessor will give Lessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Lessee. Notwithstanding anything in this lease to the contrary, if any interruption of services or utility systems exceeds a five (5) day period, for any reason, all rent shall abate until such services or utility systems are restored, to the extent such stoppage or interruption interferes with the conduct of Lessee's business.

12. MAINTENANCE AND REPAIRS
Lessor's Obligations:
Lessor shall maintain the building, including the premises, in good order and repair, consistent with first class office buildings. Lessor shall, at its cost, maintain, repair or replace structural elements and equipment, including exterior and interior walls, roof and roofing, foundation, glass, doors, heating, ventilating and air conditioning systems, (including the computerized components of mechanical, electrical and engineering systems), electrical systems, plumbing and sewage systems, sidewalks, parking lots,

driveways, all common areas, and like structural elements and equipment, and all repairs exceeding ($1,000.00) .

Lessor warrants that all of the building mechanical, electrical and engineering systems affecting the premises are Year 2000 compliant and that all of the building mechanical, electrical and engineering systems run by a timer, computer, computer program, microchip, software or similar device will recognize the digits "00" as the Year 2000 and continue to operate uninterrupted and in a proper manner.
If Lessor fails to make such repairs or replacements as required in a timely fashion, Lessee, upon notice to Lessor, as provided in section 20, shall have the right to make such repairs or replacements and deduct such amounts from rent due hereunder.
Lessee's Obligations:
Lessee shall maintain the premises in a clean, orderly and sanitary condition.
Lessee shall be responsible for minor repairs and maintenance, including, but not limited to, replacement of light bulbs and fixture ballast, light switches, furnace filters, spring and fall inspections for the HVAC equipment, bulbs and ballasts in exterior light fixtures for the premises, opening stopped up plumbing drains, and opening stoppage in sewer line serving the building if stoppage is caused by Lessee, replacement of plumbing fixture washers, replacement of toilet tank devices, and minor touch-up painting or similar redecorating, up to ($1,000.00) per occurrence.
Lessee shall, throughout the term, take good care of the premises and fixtures and appurtenances therein, and make all minor and nonstructural repairs thereto as and when needed to preserve the premises in good order and condition. At the expiration or other termination of this lease, Lessee will surrender peaceable possession of the premises in as good condition as they were at the commencement date, excepting reasonable wear and tear, and damage by fire or other casualty.
Lessee shall give Lessor prompt notice of any accident or needed repairs or replacements.

13. ASSIGNMENTS AND SUBLEASES
Lessee agrees not to assign or sublet all or any part of the premises without
Lessor's prior written consent, which shall not be unreasonably withheld or delayed.

14. INDEMNIFICATION AND HOLD HARMLESS
Lessor and Lessee shall indemnify and save each other harmless from and against any and all liabilities, claims and costs (including reasonable attorney's fees, penalties and fines) for death, injury or damages to persons, or property during the term of this lease, arising from (a) any default by each in the performance of its obligations under this lease, or (b) any acts, omissions, or negligence of each party or its agents and employees. If any action or proceeding is brought against the other based upon any such claim, the party at fault shall cause such action to be defended, at its expense, by counsel reasonably satisfactory to the other party. This hold harmless and indemnity shall survive termination of this lease.
Lessor and Lessee hereby mutually waive their respective rights of subrogation against each other for any loss insured by Fire, Extended Coverage or All Risk Property
Insurance Policy.

15. FORCE MAJEURE
In the event Lessor or Lessee is delayed, hindered or prevented from performing any act or thing required hereunder by reason of strikes, lockouts, labor troubles, casualties, failure or lack of utilities, governmental laws or regulations, riots, insurrection, war, acts of God, or other causes beyond the reasonable control of Lessor or Lessee, neither party shall be liable for the delay, and the period for the performance by either party shall be extended for a period equivalent to the period of such delay. The foregoing shall be inapplicable to the payment of rent by Lessee and to the delivery of the premises by Lessor.

16. HAZARDOUS MATERIALS
Lessor warrants that neither Lessor, nor to Lessor's knowledge, has any third party used, generated, managed, treated or disposed of any regulated or environmentally hazardous substance on, under or about the premises or transported any regulated or environmentally hazardous substance to or from the premises. Lessor further warrants that it has no knowledge of the presence of any regulated or environmentally hazardous substances in, on or within reasonable proximity to the premises, nor of any existing violations of any laws, rules, regulations or ordinances, including without limitation, any environmental laws against or upon the premises. Should Lessor or Lessee, during the term of this lease, or any extensions thereof, become aware of the existence of any regulated or environmentally hazardous substance being present on the premises, Lessor shall promptly remove the source of said substance. If Lessor is unable, for any reason, to promptly cure said condition then Lessee may terminate this lease at Lessee's option. Lessor further warrants that it will indemnify and hold Lessee harmless from any and all losses, claims, injuries, or causes of action (including reasonable attorney's fees) arising out of or caused by the existence of any such hazardous or regulated substances, not created by or brought on the premises by Lessee, during the term and any renewals of this lease. This indemnification and hold harmless provision shall survive termination of this lease. Lessee warrants that it will indemnify and hold
Lessor harmless from and any and all losses, claims, injuries or causes of action including attorney fees, arising out of or caused by the existence of any such hazardous or regulated substances created by or brought upon the premises by Lessee. This indemnification and hold harmless provision shall survive termination of this lease.

17. DESTRUCTION OF THE PREMISES
If during the term of this lease, the premises are destroyed or damaged in whole or in part by fire or other casualty (even if only part of the building other than the premises is damaged). Lessor shall promptly and diligently repair the premises unless the lease is terminated as hereinafter provided. Rent shall abate until such repairs and restoration are

made, or until the lease is terminated as hereinafter provided; further provided, however, that if such fire or other casualty is caused by the fault or negligence of Lessee, its employees or agents, Lessee shall not be entitled to any such abatement. Within thirty (30) days of the date of such damage, Lessor shall notify Lessee whether Lessor will restore the premises, and provide Lessee with Lessor's anticipated time frame for the restoration or that the restoration cannot be completed within a three (3) month period. If the damage, whether to the premises alone, another part of the building, or both, renders the premises untenable for Lessee's intended purposes in whole or in part, and is so extensive that Lessor cannot restore or repair the premises to pre-casualty condition within a period of three (3) months from the date of such fire or other casualty, either party shall have the right to terminate this lease by notice to the other party. In the event the damage, in Lessor's reasonable opinion, can be restored to pre-casualty condition within a period of three (3)
months from the date of such fire or other casualty, Lessor shall undertake to restore the premises and the building in a prompt and diligent manner.

18. EMINENT DOMAIN
If any part of the premises shall be taken or condemned by eminent domain and renders the premises unsuitable for the business of Lessee, the term of this lease shall cease and terminate as of the date title to the premises vests in the condemning authority. All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the premises, shall be the property of the Lessor, whether awarded compensation for diminution in the value of the leasehold or to the fee of the premises or otherwise, and
Lessee hereby assigns to Lessor all of the Lessee's right, title and interest in and to any and all such compensation; provided, however, that Lessor shall not be entitled to any award properly belonging to Lessee, including, but not limited to, the taking of Lessee's trade fixtures, furniture or for an award for moving expenses.

19. DEFAULT

Lessor:
If Lessor defaults in the performance of any term, covenant, or condition required to be performed by it under this lease, Lessee may elect either one of the following:
(a) After not less than thirty (30) days written notice (or such lesser notice as is reasonable in the event of emergency repairs) to Lessor, Lessee may remedy such default by any necessary action, and in connection with such remedy may pay expenses and employ counsel; all sums expended or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee on demand, and on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct the cost and expenses thereof from rent due hereunder; or
(b) Elect to terminate this lease on giving at least forty-five (45) days notice to Lessor, thereby terminating this lease on the date designated in such notice, unless Lessor shall have cured such default prior to expiration of the forty-five (45) day period.
Lessee:
The following events shall be deemed to be events of default of Lessee under this Lease.

(a) Lessee shall fail to pay when due any installment of rent hereby called for and shall not cure such failure within five (5) business days after written notice thereof by Lessor to Lessee.
(b) Lessee shall fail to comply with any other term, provision or covenant of this Lease and shall not cure such failure within fifteen (15) days after written notice thereof by Lessor to Lessee (provided however, that if the cause for giving such notice involves the making of repairs or other matters reasonably requiring a longer period of time than the fifteen (15) day notice period, Lessee shall be deemed to have complied with such notice so long as it has commenced compliance with said notice within the period set forth in the notice and is diligently pursuing compliance of said notice).
(c) The commencement by the Lessee or by any guarantor of surety of the Lessee of a voluntary case under the federal Bankruptcy Laws as now or hereafter constituted or hereafter amended or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the appointment of or the taking possession by a received, liquidator, assignee, trustee, custodian or other similar official of the Lessee or any guarantor of surety of the Lessee or for any substantial part of their property, or the making by Lessee or by any guarantor or surety of the Lessee of an assignment for the benefit of creditors, or the failure of Lessee generally to pay its debts as such debts become due, or the taking of any such action by the Lessee or any guarantor or surety of Lessee in furtherance of any of the foregoing.

Remedies of Default. Upon occurrence of any such event of default, Lessor shall have the option to pursue any one of more of the following remedies without notice or demand whatsoever:
(a) Terminate, cancel and annul this Lease, in which event Lessee shall immediately surrender to Lessor the leased premises and if Lessee shall fail to do so, Lessor may, without prejudice to any other remedy which it may have for possession, arrearage in rent, or preceding breach of covenant or condition, enter upon and take possession of the leased premises, either with or without process of law and expel, remove and put out Lessee or any other person or persons occupying or in possession of same, by force, if necessary, and remove all fixtures and equipment there from, and store same at the cost and expense of
Lessee, without being liable to Lessee or any person for damage thereby sustained by Lessee or any person, and Lessee agrees to pay Lessor on demand, the amount of all such loss and damage which Lessor may incur by such termination, cancellation, and annulment, whether through its inability to re-let the premises on satisfactory terms or otherwise, or the cost of recovering possession of the leased premises, including reasonable attorneys'
fees and any real estate commission actually paid.
(b) Upon re-entry, as provided in the preceding sub-paragraph, Lessor may repair, alter and change the leased premises as Lessor may deem fit and let the same or any part thereof, from time to time, at any rental and terms and for any part of all of the balance of the term hereof that Lessor may deem desirable in
Lessor's discretion, and Lessor may, in said letting, also let the aforesaid for a period extending beyond the expiration of the term hereof, which shall not prejudice or invalidate any of the Lessor's rights in this Lease, by the period beyond the term hereof shall, in no event, be for the account of Lessee.

20. SIGNS
Lessee will not place any signs or other advertising matter or material on the exterior or on the interior of the premises (which can be seen from the exterior) or of the building without the prior written consent of the Lessor first had and obtained, which shall not be unreasonably withheld or delayed.
Tenant shall have free use of existing pylon sign.

21. AMERICANS WITH DISABILITIES ACT
Americans with Disabilities Act. Lessor agrees to comply with all requirements of the Americans with Disabilities Act (Public Law 10 1-336 (July 26, 1990))
applicable to the premises and applicable to the building and project to accommodate Lessee's employees, invitees and customers. Lessor acknowledges that it shall be wholly responsible for any accommodations or alterations which are required by applicable law to be made to the premises to accommodate Lessee's employees, customers and invitees and for making any additional accommodations or alterations which are required by applicable law to be made to the building or the project to accommodate Lessee's employees, invitees and customers. Lessor agrees to indemnify and hold Lessee harmless from any and all expenses, liabilities, costs or damages suffered by Lessee's employees, invitees and customers as a result of Lessor's failure to fulfill its aforesaid responsibilities regarding making such required accommodations and alterations referenced in the preceding sentences. No provision in the lease should be construed in any manner as permitting, consenting to or authorizing Lessor to violate requirements under such Act and any provision of the lease which could arguably be construed as authorizing a violation of the Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance. Lessee shall cooperate fully with Lessor to enable
Lessor to timely comply with the provisions of the Act. Both Lessor and Lessee agree to inform each other immediately of any notice Lessor or Lessee receives regarding complaints, inquiries or claims by anyone alleging a violation of the
Act.
Future changes in Americans with Disabilities Act. In the event Landlord chooses not to comply with required future changes, Lessee, at Lessee's option may terminate this Lease upon 30 days written notice to Lessor. In the event required future changes require expenditure greater than Lessor is willing to spend for compliance, Lessor may at Lessor's option cancel this Lease upon 30 days written notice to Lessee.

22. NO JOINT VENTURE
Nothing contained herein nor shall the acts of the parties be deemed or construed to create the relationship of principal and agent, partnership, joint venture, or similar relationship or arrangement, it being understood that the relationship between the parties is solely that of Lessor and Lessee.

23. INSURANCE AND WAIVER OF SUBROGATION
Lessee, at its own expense, shall maintain during the term of this lease
Commercial General Liability insurance in a Combined Single Limit of $1,000,000
Bodily Injury

(including Loss of Life), and Property Damage arising in any One occurrence.
Lessee shall cause Lessor to be added as an additional insured. Lessor and
Lessee hereby mutually waive their respective rights of recovery against each other for any loss insured by Fire, Extended Coverage or All Risk Property
Insurance Policy. Lessor shall have no liability to Lessee for any claim to
Lessee's contents, information data, files, or for business interruption regardless of the cause of such damage, except to the extent caused by Lessor's negligence, willful misconduct or omissions, and such claim is not covered by
Lessee's insurance.

24. ATTORNEY'S FEES
If either party herein brings an action to enforce the terms of this lease, the prevailing party in such action shall be entitled to reasonable attorney's fees to be paid by the non-prevailing party.

25. SUCCESSORS AND ASSIGNS
Each of the provisions of this lease shall extend to and shall, as the case may require, bind or inure to the benefit of Lessor and Lessee, and their respective subsidiaries, affiliates, heirs, legal representatives, successors and assigns.
In the event the Lessor should sell the property, including the premises, the sale shall include full assignment of the terms and conditions of this lease.

26. HEADINGS
The titles and headings of this lease are for convenience of reference only and shall not in any way be deemed a part of this lease for the purpose of construing or interpreting the meaning thereof, or for any other purpose.

27. GOVERNING LAW
This lease shall be governed by and construed in accordance with the laws of the
State wherein the premises are located. 28. ENTIRE AGREEMENT This lease contains the entire agreement and understanding between Lessor and Lessee relating to the leasing of the premises and obligations of Lessor and Lessee. This lease supersedes any and all prior or contemporaneous agreements and understandings between Lessor and Lessee, and shall not be modified or amended unless both
Lessor and Lessee agree in writing.

29. NOTICES

The parties can be notified by certified or registered mail or overnight delivery service with verification of delivery as follows:

        Lessor:            The Spicer LLLP
                           P.O. Box 338
                           Neosho, Missouri 64850
                           Taxpayer Identification Number:  43-1663086

        Lessee:            Siricomm, Inc.
                           4710 East 32nd Street
                           Joplin, Missouri 64804

IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

LESSOR:      The Spicer LLLP

BY:           /s/

TITLE:       General Partner

LESSEE:      Siricomm, Inc.

BY:            /s/ Henry P. Hoffman

TITLE:       President

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